                                                                     Exhibit 4.1

                          BUSINESS PROTECTION AGREEMENT

This Business Protection Agreement ("Agreement") is entered into as of the 15th day of January, 2001, at Seattle, Washington, by and between Nutraceutix, Inc./ Bio Techniques Laboratories, Inc, (the "Company") a Delaware corporation, and Patricia A. St. John ("St. John"), an individual resident of the State of Washington.

        WHEREAS, St. John was employed by Company from 1985 to January 15, 2001 in various capacities, including Director of Corporate Relations and Vice President of Administration; and

        WHEREAS, in her various capacities as an employee, officer and director of the Company, St. John had access to Company confidential information, trade secrets and inventions which are unique to the Company and may be critical to its continued success including, without limitation, formulas, processes, methods and procedures for fermenting and manufacturing probiotics and drug delivery technologies (the "Technology"), as more fully described in Exhibit A.

        WHEREAS, the parties have entered into Separation Agreement entered into as of January 15, 2001 ("Separation Agreement") setting forth the terms governing St. John's separation from employment by the Company and the those under which St. John will provide assistance to the Company in the future;

        NOW THEREFORE, in consideration of amounts previously paid to her by the Company in connection with her employment, the execution of the Separation Agreement and the compensation to be paid to St. John in accordance with the Separation Agreement ("Compensation"), and the execution of the separation agreement between the Company and William D. St. John, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, St. John agrees as follows:

1.      ACKNOWLEDGEMENT OF COMPANY RIGHTS AND TRANSFER.

        1.1 Ownership of Company Property. St. John acknowledges and agrees that the Company is the sole and exclusive owner of all:

                (a) Inventions, discoveries and improvements, patentable or unpatentable, made or conceived or first reduced to practice by St. John, alone or with others during her employment by the Company, including without limitation the Technology, the patents and applications listed in Exhibit A and any other patent applications (and resulting patents) filed (or that may be filed) anywhere in the world relating to such discoveries or improvements and any reissues, reexaminations, renewals, extensions, divisions, continuations-in-part or continuations thereof (collectively, the "Inventions");

                (b) Work product, tangible or intangible, created, produced or prepared by St. John during her employment by Company (including Technology) whether or not subject to protection under federal copyright or other law ("Work Product");

                (c) Trademarks used by the Company including, without limitation those listed in Exhibit A ("Trademarks");

                (d) Information treated by the Company as confidential, including information relating to (i) the Inventions;
                        (ii) Ensuing Inventions (as defined below);

                        and (iii) the Company's business, finances, marketing plans, customers, vendors, licenses, contract terms, products, software (including source code), ideas, inventions, methods, processes, research, development, operations, systems, algorithms, improvements, know-how and opportunities, including without limitation all such information disclosed in writing, or other fixed media or disclosed in any other manner, including without limitation oral, visual, or electronic disclosure, ("Confidential Information"); and

                (e) All Intellectual Property Rights in the Inventions, Work Product, Trademarks and Confidential Information, all of which is collectively referred to herein as "Company Property". For purposes of this Agreement, "Intellectual Property Rights" shall mean any and all (by whatever term known or designated) tangible and intangible, now known or hereafter existing rights associated with (i) works of authorship throughout the universe, including but not limited to all exclusive exploitation rights, copyrights, neighboring rights and moral rights; (ii) trade secret rights; (iii) trademarks; (iv) patents, designs, algorithms and other industrial property rights; (v) all other proprietary rights of every kind and nature throughout the universe, however designated (including without limitation, logos, character rights, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise now or hereafter in force throughout the universe.

        1.2 Transfer. St. John hereby disclaims any and all interest in any Company Property and, to the extent St. John had or has any proprietary or other interest of any kind in any Company Property, St. John hereby forever, irrevocably and unconditionally transfers, assigns and conveys all of her right, title and interest, whether by way of copyright, trade secret, patent or otherwise, in the Company Property to the Company, free and clear of any and all mortgages, liens or other encumbrances.

        1.3 Execution of Documents. St. John covenants and agrees, without further consideration, to perform all lawful acts and execute, acknowledge and deliver all instruments necessary to vest in the Company the entire right, title and interest in the Company Property, and to enable the Company to prepare, file and prosecute applications for, obtain and defend all applicable patents, copyrights, trademarks and other registrations pertaining to the Company Property.

        1.4 No Inconsistent Acts. St. John covenants and agrees that she will not, directly or indirectly, (a) dispute or contest the Company's exclusive ownership of the Company Property; (b) aid, abet or encourage the infringement of any of Company's rights in the Company Property; or (c) otherwise take or do any act that could reasonably be expected to interfere with Company's rights in the Company Property.

        1.5 No Further Use. St. John covenants and agrees, as of the effective date of this Agreement, to discontinue all use of Company Property and, thereafter, not to make any use, directly or indirectly, of any Company Property, or any part thereof, for any purpose without the prior written consent of the Company.

2. WARRANTY. St. John represents and warrants that all Inventions and Work Product, or any part thereof, are original and are not copied from or derivative of any works of any third party. St. John further represents and warrants that (a) she is not aware of any



                                    Page - 2
        facts which, if true, would cause any of the Inventions, Work Product, or any part thereof, to infringe the copyright, patent, trade secret or other proprietary rights of any third party; (b) she has not disclosed any Confidential Information to any person (other than employees of the Company who required such information in performance of their assigned duties for the Company) or entity without the prior approval of the Company's board of directors; (c) except for the property referred to in
        Section 5 to be returned upon execution of this Agreement, she has returned to the Company all Work Product and all papers, records, memoranda, notes, or other documents of any kind in her possession or under her control referring to any Company Property; (d) she has not transferred, assigned, or otherwise conveyed or granted any interest in the Company Property to any person or entity (other than the Company); and (e) to the best of her knowledge, the execution and performance of this Agreement by St. John does not (and will not) violate any contractual right of any third party.

3.      NON-DISCLOSURE AND NON-USE.

        3.1 Trade Secrets and Business Contacts. St. John acknowledges and agrees that the Inventions (other than those elements disclosed in the issued patents listed in Exhibit A), Work Product and Confidential Information constitute the Company's valuable trade secret property. St. John covenants and agrees not to (a) copy, use or disclose any information or materials containing or referring to such Inventions, Work Product or Confidential Information for any purpose without the prior written consent of the Company; (b) take advantage of any business opportunity which, as the result of St. John's access to such Inventions, Work Product or Confidential Information, St. John knows or should know Company was or was likely to consider as of January 15, 2001; (c) remove any information or materials containing or referring to any such Inventions, Work Product or Confidential Information from the Company's premises without the Company's prior written permission; (d) solicit Company's employees or customers to work with other companies; or (e) accept or solicit any work, services, goods, employment or other business from any Company business contact if doing so could reasonably be expected to negatively impact Company's business relationship with the business contact.

        3.2 Exceptions. The restrictions on use and disclosure of information set forth in Paragraph 3.1 above shall not apply to any information which (a) becomes available to St. John after the effective date of this Agreement on a non-confidential basis from a source other than Company or its representatives, provided that such source is not and was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Company or any other party with respect to such information; (b) St. John can document was independently developed by St. John after the effective date of this Agreement and without reference to Confidential Information; or (c) is in the public domain as of the effective date of this Agreement or subsequently enters the public domain, provided that such information entered the public domain with Company's authorization and approval and not through any act by St. John or any other person in violation of any contractual, legal or fiduciary obligation to the Company.

        3.3 Required Disclosure. If St. John becomes legally obligated to disclose Confidential Information to any governmental entity with jurisdiction over St. John, she will give Company written notice of such obligation within two (2) days after St. John's receipt of notice thereof. St. John agrees to disclose only such information as St. John is legally required to disclose, and to use her reasonable


                                    Page - 3
                best efforts to obtain confidential treatment for any Confidential Information she is required to disclose.

4. ADDITIONAL PROTECTIONS. St. John acknowledges that if she could not perform services for or provide information or assistance to any person or entity (other than the Company), directly or indirectly, relating to the fermentation or manufacture of probiotics or any other aspect of the Technology, without using or being influenced by the Confidential Information. St. John acknowledges that all such information is critical to the Company's success and gives the Company an advantage over its competitors. St. John understands that such information would be extremely valuable to a customer or competitor of the Company since it would permit a customer to manufacture Company products directly and allow a competitor to wrongfully benefit from the Company's research and development efforts and anticipate and potentially pre-empt the Company's future business plans, all of which would seriously damage the Company's business. Accordingly, St. John agrees:

        (a) The Company shall own all right, title and interest (including all Intellectual Property Rights) in and to any inventions, discoveries and improvements, patentable or unpatentable, which relate to the Technology or Inventions and are made, conceived or first reduced to practice by St. John, alone or with others, during the one (1) year period following the effective date of this Agreement, including without limitation any patent applications (and resulting patents) filed (or that may be filed) anywhere in the world relating to such inventions, discoveries or improvements and any reissues, reexaminations, renewals, extensions, divisions, continuations-in-part or continuations thereof (collectively, the "Ensuing Inventions"). St. John agrees that Ensuing Inventions shall be deemed to be included within the definition of Company Property and to promptly disclose to Company in writing any such Ensuing Inventions to the Company and to execute all documents and take such other acts as required under Paragraph 1.3 above to vest exclusive title in any Ensuing Inventions in the Company. St. John agrees to notify any employer or third party for whom St. John performs services following the effective date of this Agreement of the terms of this Paragraph and the other provisions of this Agreement.

        (b) St. John will not, for a period of three (3) years after the effective date of this Agreement (the "Window Period"): (i) enter into any agreement with any person to provide services that would place St. John in a position in which her knowledge of the Company's Confidential Information and/or proprietary information could influence St. John's actions or otherwise be used for the benefit of any such person; (ii) provide services relating to the fermentation or manufacture of probiotics or any other aspect of the Technology to the Company's existing customers or suppliers or identified potential customers or suppliers as of the effective date of this Agreement; or (iii) directly or indirectly own, operate, provide financial, technical or other assistance or services to, or be connected with as stockholder or owner of any other instrument convertible to stock (other than as an owner of less than 5% of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) any company involved in the fermentation or manufacture or probiotics or the development of drug delivery technology, including without limitation the entities listed in Exhibit B and the parents, subsidiaries and affiliates of any of such entities. St. John understands and agrees that the Company conducts business throughout the United States and in many foreign countries, and that the restriction contained in this Paragraph is intended to protect the Company in all of the geographical areas in which the



                                    Page - 4

                Company currently does business or contemplates doing business. St. John also agrees that she is a talented and skilled individual and that this limited restriction will not prevent St. John from earning a living.

        St John acknowledges that the provisions of this Section 4 are reasonable and necessary to protect the Company's rights in the Company Property and that she has received additional payments under the terms of his Separation Agreement in consideration of the rights and restrictions set forth above.

5. RETURN OF COMPANY PROPERTY. Upon execution of this Agreement or upon demand by Company, and except as otherwise provided under the Separation Agreement, St. John agrees to return to Company all Company property in St. John's possession or control, including but not limited to: all papers, records, memoranda, notes, or other documents of any kind; all video and audio tapes; all computer software or hardware in any form, all computer tapes, disks and other magnetic media; any and all copies of any of the above; all equipment; all credit cards; all keys; and any other property that belongs to Company, whether or not generated by Company.

6. SURVIVAL. St. John acknowledges that, in addition to any restrictions contained in this Agreement, the Company Property may be subject to other limitations on use and disclosure as the result of patent, copyright, trademark, and trade secret and other applicable laws. St. John acknowledges and agrees that expiration of the Window Period and/or expiration or termination of the Separation Agreement shall not be interpreted or construed as granting St. John any right or license to use the Company Property and that all restrictions on the use of Company Property arising under patent, copyright, trademark, and trade secret and other applicable laws survive the expiration of the Window Period and the termination or expiration of the Separation Agreement.

7. INJUNCTIVE RELIEF. St. John acknowledges and agrees that disclosure or use of any Inventions, Ensuing Inventions, Work Product or Confidential Information or violation of the terms of this Agreement would irreparably injure the Company, which injury could not adequately be compensated by money damages. Accordingly, St. John agrees that the Company may seek and obtain injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement.

8. ADDITIONAL REMEDIES. St. John acknowledges and agrees that, in addition to any other remedies available at law or equity, in the event of breach of any provision, requirement or covenant of this Agreement by St. John or any person acting under her direction or control, the Company shall be entitled to withhold, without liability, any amounts due to be paid to St. John under the Separation Agreement as a setoff against damages incurred by the Company as the result of such breach. St. John further agrees that the Company may withhold payments as provided in this
        Section 8 if the Company has reasonable grounds to believe that St. John (or any person acting under her direction or control) may breach any provision, requirement or covenant of this Agreement and St. John fails to provide the Company with adequate assurance of her compliance with this Agreement within ten (10) days after receiving a written demand therefore from the Company.

9. ST. JOHN REMEDIES. St. John acknowledges and agrees that the rights granted to the Company and the obligations undertaken by St. John under this Agreement shall not be affected by any breach or threatened breach of the Separation Agreement by the Company or the termination or expiration of the Separation Agreement. In the event of any such breach or termination, St. John's sole and exclusive remedy shall be a claim for damages for amounts due and unpaid. In no event shall St. John have the right to



                                    Page - 5
        rescind, revoke or otherwise limit or terminate the Company's exclusive rights in the Company Property.

10. INDEMNITY. St. John agrees to indemnify and hold the Company harmless from and against any and all claims, demands, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs, and attorneys' fees, in any way arising out of, or in connection with St. John's breach of any of the terms of this Agreement.

11. ATTORNEYS FEES, GOVERNING LAW, AND JURISDICTION. In any action to enforce this Agreement, including, as applicable, gaining injunctive relief, the prevailing party shall be entitled to recover, in addition to all other relief, its reasonable attorneys' fees, costs and expenses incurred in such enforcement action. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington, without giving effect to its choice of law provisions. The parties agree that the state and federal courts located in King County, Washington shall have exclusive jurisdiction with respect to any dispute arising out of this Agreement, and further agree to submit to the jurisdiction of the state and federal courts located in King County, Washington; provided that, Company may bring suit against St. John in any jurisdiction in which St. John is subject to personal jurisdiction, if Company is also bringing suit against a subsequent employer of St. John or third party with which St. John has entered into a contract, in such jurisdiction.

12. ENTIRE UNDERSTANDING. This Agreement and the Separation Agreement set forth the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements between the parties pertaining to its subject matter. The parties hereby agree that (a) Confidential Information disclosed or learned; (b) Inventions made, conceived or first reduced to practice; and (c) Work Product created prior to the date of this Agreement shall be subject to the provisions of this Agreement.

13. CAPTIONS. Headings and captions contained in this Agreement are for convenience of reference only and shall not be considered in the interpretation or construction hereof.

14. WAIVER. No delay or omission by either party to this Agreement in the exercise or enforcement of any of its powers or rights hereunder shall constitute a waiver of such power or right. A waiver by either party of any provision of this Agreement must be in writing and signed by such party, and shall not imply a subsequent waiver of that or any other provision.

15. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.



                                    Page - 6

16. BINDING EFFECT. By executing this Agreement below, the parties agree to be bound by the terms of this Agreement, effective as of the date set forth below.

IN WITNESS of their understanding and agreement, the parties have executed this Agreement this ______ day of ______________, 2001.

NUTRACEUTIX, INC.                          PATRICIA A. ST. JOHN


By:  /s/ David T. Howard                   By: /s/ Patricia A. St. John
    --------------------------                ----------------------------------

Title: President & CEO
      ------------------------
Date: 3/24/01                              Date:  March 23, 2001
     -------------------------                  --------------------------------

The foregoing instrument was acknowledged before me this 23rd day of March, 2001, by Patricia A. St. John.

My commission expires on 3/10/2002. Witness my hand and official seal.


Notary Public  /s/ Deborah L. Cadieux



                                    Page - 7

                                SPOUSE'S CONSENT

I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by signing its provisions my spouse has assigned all her right, title and interest in and to the Inventions, Ensuing Inventions, Work Product, Trademark and Confidential Information and all Intellectual Property Rights therein to Nutraceutix, Inc., including my community property interest therein, and agreed to take other actions in connection therewith. I hereby consent to such assignment and transfer, approve the provisions of the Agreement, and agree that the Inventions, Ensuing Inventions, Work Product, Trademark and Confidential Information and all Intellectual Property Rights therein and my interest in them are subject to the provisions of the Agreement. I will take no action at any time to hinder the operation of the Agreement on the transfer of the Inventions, Ensuing Inventions, Work Product, Trademark and Confidential Information and all Intellectual Property Rights therein to Nutraceutix, Inc., or the use thereof by Nutraceutix, Inc.

William D. St. John

/s/ William D. St. John
-----------------------------
(Signature)

William D. St. John
-----------------------------
(Print Name)

3/23/01
-----------------------------
(Date)

The foregoing instrument was acknowledged before me this 23rd day of March, 2001, by William D. St. John.

My commission expires on 3/10/2002. Witness my hand and official seal.


/s/ Deborah L. Cadieux


                                    Page - 8

                                    EXHIBIT A

Technology includes, without limitation, formulas, processes, methods and procedures for fermenting and manufacturing probiotics and drug delivery technologies used, developed, conceived or under consideration by Company (including its employees, contractors and agents) alone, or jointly with others, and any licensed to the Company as of the effective date of this Agreement, relating to any of the following:

1.      Fermentation of Probiotics

        1.1    media and media formulas
        1.2    identification of strains
        1.3    use of enzymes in media
        1.4    use of cryoprotectants
        1.5 optimization of variables in fermentation process for Lactobaccilus
        1.6 use of centrifuge in harvesting micro-organisms (protect against damage)
        1.7    probiotic blend formulas
        1.8    ability to grow 26 organisms

2.      Manufacturing of Probiotics

        2.1    Cool-Tab process
        2.2    Livebac process
        2.3    product formulations
        2.4 knowledge of excipients used to enhance probiotic stability and micro-organism viability

3.      MDT (Molecular Dispersion Technology)

        3.1 formulas used in androsteine, nor-androsteine, androsteindiol, nor-androsteinediol, Sports Nutrition Supplements
        3.2    MDT manufacturing process
        3.3 MDT/CDT (Controlled Delivery Technology) layering - manufacturing know-how and product formulas

4.      SET (Self Emulsifying Technology)

        4.1    SET manufacturing process
        4.2    formulas and Bills of Materials for products manufactured using
               SET

5.      CDT (Controlled Delivery Technology)

        5.1 manufacture and formulas for CDT thermogenic and weight-loss products
        5.2    formulas incorporating CDT technology
        5.3    know-how in producing CDT preblends

Patents

See Schedule A-1

Trademarks

See Schedule A-2



                                    Page A-1

                                  SCHEDULE A-1
                                    (PATENTS)

U.S. PATENTS ISSUED

U.S. NO. 5,139,792          METHOD AND SYSTEM FOR DISPENSING LIVE BACTERIA INTO
                            ANIMAL FEED AND DRINKING WATER
Issue Date:                 August 18, 1992
Inventors:                  D.R. Ware, R.E. Herman and L.A. Walter

U.S. NO. 5,179,020          ANTIBIOTIC RESISTANT STRAIN OF LACTOBACILLUS
                            ACIDOPHILUS
Issue  Date:                January 12, 1993
Strain:                     Bio Techniques No. BT1389
                            ATCC No. 55221
Inventors:                  R.E. Herman, D.R. Ware and J.E. Clarke

U.S. NO. 5,256,425          ANTIBIOTIC RESISTANT STRAIN OF LACTOBACILLUS
                            ACIDOPHILUS
Issue Date:                 October 26, 1993
Strain:                     Bio Techniques No. BT1389
                            ATCC No. 55221
Inventors:                  R.E. Herman, D.R. Ware and J.E. Clarke

U.S. NO. 5,358,145          DISPENSER FOR DELIVERING MICROINGREDIENTS FROM
                            CARTRIDGES
Issue Date:                 October 25, 1994
Inventors:                  S.H. Smith, et al.

FOREIGN PATENTS ISSUED

CANADIAN NO. 1,298,799      STRAINS OF LACTOBACILLUS ACIDOPHILUS
Issue Date:                 April 14, 1992
Inventors:                  Eugene T. Manfredi and Robert E. Miller

LICENSED TO NUTRACEUTIX, INC.

From BioChemix

U.S. NO. 4,845,123          REDUCTION IN VIVO OF THE INAPPROPRIATE LEVELS OF
                            ENDOGENOUS AND ENVIRONMENTAL - DERIVED COMPOUNDS BY
                            SUSTAINED-RELEASE INHIBITORS OF B-GLUCURONIDASE
Issue Date:                 July 4, 1989
Inventors:                  Zbigniew Walaszek, Malgorzata Hgnausek-Walaszek,
                            Thomas E. Webb and John P. Minton

From Temple University of the Commonwealth System of Higher Education

SERIAL NO. 08/958,470       MATRIX FOR CONTROLLED DELIVERY OF HIGHLY SOLUBLE
                            PHARMACEUTICAL AGENTS
Filed:                      October 27, 1997
Inventors                   Reza Fassihi, et al.

U.S. NO. 6,090,411          MONOLITHIC TABLET FOR CONTROLLED DRUG RELEASE
Issue Date:                 July 18, 2000



                                    Page A-2

Inventors:                  Viness Pillay and Reza Fassihi

PCT INT'L PUB. NO.          MONOLITHIC TABLET FOR CONTROLLED DRUG RELEASE
WO 99/45887
Issue Date:                 September 16, 1999
Inventors:                  Viness Pillay and Reza Fassihi



                                    Page A-3

                                  SCHEDULE A-2
                                  (TRADEMARKS)

      Trademark Name              Country          Registration Number          Expiration
      --------------              -------          -------------------          ----------
Cobactin Plus                        US                 1,801,374         October 26, 2003
Cobactin Plus II                     US                 1,711,123         September 2002
Cobactin                             US                 1,402,806         July 29, 2006
Cobactin                          Benelux                419,823          February 10, 2007
Cobactin                           Canada                334,740          November 27, 2002
Cobactin                           France               1,352,178         April 26, 2006
Cobactin                             UK                 1,264,735         April 15, 2007
Bio Techniques                    Benelux                510,287          September 1, 2002
Bio Techniques                     France               92,407,893        February 27, 2002
Bio Techniques                       US                 1,730,602         November 10, 2002
Bio Techniques                       US                 1,392,081         May 6, 2006
Bio Power                            US                 1,375,452         December 17, 2005
Bio Power                          Canada                332,557          October 2, 2002
Bio Power                            UK                 B1,264,642        April 14, 2007
Bio Power                            US                 2,300,000         December 14, 2009
Live-Bac                             US                 1,405,455         August 19, 2006
Nutraceutix                          US                 74/621,937        August 18, 2008
BT 1386                              US                 2,205,553         November 24, 2008
Nu-Trax                              US                 75/593,041        Pending
CDT                                  US                 75/607,270        Pending
BaCCine                              US                 75/768,230        Pending
Molecular Strength                   US                 75/610,907        Pending
S.E.T.                               US                 75/903,260        Pending
S.E.T.                             Canada               In Process        Pending
S.E.T.                             Mexico               In Process        Pending
S.E.T.                          Europe; CTM             In Process        Pending
Cool-Tab                             US                 75/903,320        Pending
Cool-Tab                           Canada               In Process        Pending
Cool-Tab                           Mexico               In Process        Pending
Cool-Tab                        Europe; CTM             In Process        Pending
Bio-Tract                            US                 75/902,816        Pending
Bio-Tract                          Canada               In Process        Pending
Bio-Tract                          Mexico               In Process        Pending
Bio-Tract                       Europe; CTM             In Process        Pending
MDT                                  US                 76/070,803        Pending



                                    Page A-4

      Trademark Name              Country          Registration Number          Expiration
      --------------              -------          -------------------          ----------
Cobactin E                           US                 In Process        Pending
Co-Epo                               US                 76/046,466        Pending
Co-Epo                             Canada               In Process        Pending
Co-Epo                             Mexico               In Process        Pending
Co-Epo                          Europe; CTM             In Process        Pending
The Future of Nutrition              US                 76/046,474        Pending
N and Design                         US                 76/005,969        Pending
D-Glucarate                          US                 76/005,969        Pending



                                    Page A-5

                                    EXHIBIT B

Chr. Hansen, Inc.
Institut Rosell-Lallemand
BioGaia Biologics AB
Harmonimum International Inc.
Al Pharma
UAS Laboratories



                                    Page B-1